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                                PHARMERICA, INC.

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                                For   Against  Abstain

1.   To approve and adopt the Agreement         / /     / /      / /
     and Plan of Merger, dated January
     11, 1999, by and among PharMerica,
     Inc., Bergen Brunswig Corporation
     and Peacock Merger Corp.

2.   To approve the adjournment of the         / /     / /      / /
     Special Meeting, if necessary to
     permit further solicitation of
     proxies in the event that there are
     not sufficient votes at the time of
     the Special Meeting to approve and
     adopt the Agreement and Plan of
     Merger, dated January 11, 1999, by
     and among PharMerica, Inc., Bergen
     Brunswig Corporation and Peacock
     Merger Corp.

         3.   In their discretion, to vote upon
              such business as may properly come
              before the Special Meeting.


                           Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                           Dated:_____________________________,1999

                           _____________________________________________________
                                                (Signed)

                           _____________________________________________________
                                                (Signed)


Please sign this proxy and return it promptly whether or not you expect to attend this meeting. You may nevertheless vote in person if you do attend.



                              FOLD AND DETACH HERE



     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE
                               ENCLOSED ENVELOPE.


                                PHARMERICA, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON APRIL 22, 1999

         The undersigned hereby appoints C. ARNOLD RENSCHLER, M.D. and DAVID L. REDMOND, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of PharMerica, Inc. to be held on April 22, 1999, and any postponements or adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Joint Proxy Statement/Prospectus, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as indicated on the reverse side of this card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES WILL VOTE WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OF ADJOURNMENTS THEREOF.